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Exhibit 16.2


Securities and Exchange Commission
Washington D.C.  20549


June 21, 2007



Ladies and Gentlemen:


We have read the statements included under Item 4.01 of Form 8-K dated June 20, 2007 of Speaking Roses International, Inc. and agree with the statements made therein.


Very truly yours,




Tanner LC
Salt Lake City, Utah




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